                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                       ---------

                             ----------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


              New York                                 13-5160382
     (Jurisdiction of incorporation                 (I.R.S. employer
      if not a U.S. national bank)                identification no.)

     48 Wall Street, New York, New York                   10286
     (Address of principal executive offices)          (Zip Code)


                            HILTON HOTELS CORPORATION
               (Exact name of obligor as specified in its charter)


          Delaware                                        36-2058176
     (State of other jurisdiction of                   (I.R.S. employer
      incorporation or organization)                   identification no.)

          9336 Civic Center Drive
          Beverly Hills, California                          90210
     (Address of principal executive offices)              (Zip Code)

                             ----------------------

                 _____% Convertible Subordinated Notes due 2006
                       (Title of the indenture securities)

                                     GENERAL

ITEM 1. General Information.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                          Address
          ----                          -------
Superintendent of Banks of the State    2 Rector Street., New York, N.Y. 10006,
of New York                                 and Albany, N.Y. 12203

Federal Reserve Bank of New York        33 Liberty Plaza, New York, N.Y.
                                           10045

Federal Deposit Insurance Corporation   Washington, D.C. 20549

     (b) Whether it is authorized to exercise corporate trust powers:

          Yes.

ITEM 2. Affiliation with Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None. (See Note on page 3)

                             ----------------------

ITEM 16. List of Exhibits:

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4. A copy of the existing By-laws of the Trustee. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.   The consent of the Trustee required by Section 321(b) of the Act.  (See
     Exhibit 6 to Form T-1, Registration Statement No. 33-44051.)

7.   See Exhibit 7 attached hereto.


                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.




                                    SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California on the 7th day of May, 1996.


                              THE BANK OF NEW YORK



                              By: /S/ JAMES L. BIRDWELL
                                  -------------------------------------------
                                  James L. Birdwell
                                  Vice President

                                                                       EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF

                              THE BANK OF NEW YORK
                    OF 48 WALL STREET, NEW YORK, N.Y. 10286
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES,
a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                               DOLLAR AMOUNTS
ASSETS                                                           IN THOUSANDS

Cash and balances due from depos-
   istory institutions:
   Noninterest-bearing balances and
       currency and coin . . . . . . . . . . . . . . . . . .      $4,500,312
   Interest-bearing balances . . . . . . . . . . . . . . . .         643,938
Securities:
   Held-to-maturity securities . . . . . . . . . . . . . . .         806,221
   Available-for-sale securities . . . . . . . . . . . . . .       2,036,768
Federal funds sold and securities
   purchased under agreements
   to resell in domestic offices of
   the bank:
   Federal funds sold. . . . . . . . . . . . . . . . . . . .       4,166,720
   Securities purchased under
       agreements to resell. . . . . . . . . . . . . . . . .          50,413
Loans and lease financing
   receivables:
   Loans and leases, net of unearned
       income. . . . . . . . . . . . . . . . . .  27,068,635
   LESS: Allowance for loan and
       lease losses. . . . . . . . . . . . . . . . . 520,024
   LESS: Allocated transfer risk
       reserve . . . . . . . . . . . . . . . . . . . . 1,000
   Loans and leases, net of unearned
       income and allowance, and
       reserve                                                    26,547,511
   Assets held in trading accounts . . . . . . . . . . . . .         758,462
   Premises and fixed assets (including
       capitalized leases) . . . . . . . . . . . . . . . . .         615,330
   Other real estate owned . . . . . . . . . . . . . . . . .          63,769
   Investments in unconsolidated sub-
       sidiaries and associated com-
       panies. . . . . . . . . . . . . . . . . . . . . . . .         223,174
   Customers' liability to this bank on
       acceptances outstanding . . . . . . . . . . . . . . .         900,795
   Intangible assets . . . . . . . . . . . . . . . . . . . .         212,220
   Other assets. . . . . . . . . . . . . . . . . . . . . . .       1,186,274
                                                                 -----------
   Total assets. . . . . . . . . . . . . . . . . . . . . . .     $42,711,907
                                                                 -----------
                                                                 -----------
LIABILITIES
Deposits:
   In domestic offices . . . . . . . . . . . . . . . . . . .     $21,248,127
   Noninterest-bearing . . . . . . . . . . . . . . 9,172,079
   Interest-bearing. . . . . . . . . . . . . . . .12,076,048
   In foreign offices, Edge and
   Agreement subsidiaries, and IBFs. . . . . . . . . . . . .       9,535,088
   Noninterest-bearing . . . . . . . . . . . . . . . .64,417
   Interest-bearing. . . . . . . . . . . . . . . . 9,470,671
Federal funds purchased and secu-
   rities sold under agreements to re-
   purchase in domestic offices of
   the bank and of its Edge and
   Agreement subsidiaries, and in
   IBFs:
   Federal funds purchased . . . . . . . . . . . . . . . . .       2,095,668
   Securities sold under agreements
       to repurchase . . . . . . . . . . . . . . . . . . . .          69,212
Demand notes issued to the U.S.
   Treasury. . . . . . . . . . . . . . . . . . . . . . . . .         107,340
Trading liabilities. . . . . . . . . . . . . . . . . . . . .         615,718
Other borrowed money:
   With original maturity of one year
       or less . . . . . . . . . . . . . . . . . . . . . . .       1,638,744
   With original maturity of more than
       one year. . . . . . . . . . . . . . . . . . . . . . .         120,863
Bank's liability on acceptances exe-
   cuted and outstanding . . . . . . . . . . . . . . . . . .         909,527
Subordinated notes and debentures. . . . . . . . . . . . . .       1,047,860
Other liabilities. . . . . . . . . . . . . . . . . . . . . .       1,836,573
                                                                 -----------
Total liabilities. . . . . . . . . . . . . . . . . . . . . .      39,224,720
                                                                 -----------

EQUITY CAPITAL
Common stock . . . . . . . . . . . . . . . . . . . . . . . .         942,284
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . .         525,666
Undivided profits and capital
   reserves. . . . . . . . . . . . . . . . . . . . . . . . .       1,995,316
Net unrealized holding gains
   (losses) on available-for-sale se-
   curities. . . . . . . . . . . . . . . . . . . . . . . . .          29,668
Cumulative foreign currency transla-
   tion adjustments. . . . . . . . . . . . . . . . . . . . .   (       5,747)
                                                                 -----------
Total equity capital . . . . . . . . . . . . . . . . . . . .       3,487,187
                                                                 -----------
Total liabilities and equity capital . . . . . . . . . . . .     $42,711,907
                                                                 -----------
                                                                 -----------

   I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the Instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

               J. Carter Bacot              )
               Thomas A. Renyi              )     Directors
               Alan R. Griffith             )






Reprinted from AMERICAN BANKER
February 22, 1996